Exhibit 99.1

Cytek Biosciences Reports First Quarter 2022 Financial Results

First quarter revenue grew 44% compared to prior year

FREMONT, Calif., May 11, 2022 (GLOBE NEWSWIRE) — Cytek® Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB) today reported financial results for the first quarter ended March 31, 2022.

Recent Highlights

•	Total revenue was $35.1 million for the first quarter, representing a 44% increase over the corresponding quarter of 2021

•	Expanded the installed base to 1,226 instruments, with 116 instrument placements during the first quarter

•	Continued to see demand across the increasingly diversified portfolio of Cytek’s offerings, including service revenue that has more than doubled from the prior year

“I am pleased with our start to the year, with first quarter revenue growing 44% from the prior year,” said Dr. Wenbin Jiang, CEO of Cytek Biosciences. “In addition to continuing to grow our installed base of instruments, we have also been successfully diversifying our overall revenue base. Our entire portfolio has continued to perform well, and our execution this quarter demonstrates Cytek’s continued drive, as we look to further grow our business over the course of 2022.”

First Quarter 2022 Financial Results

Total revenue for the first quarter of 2022 was $35.1 million, a 44% increase over the first quarter of 2021, with continued demand across the full portfolio of Cytek’s offerings.

Gross profit was $20.2 million for the first quarter of 2022, an increase of 39% compared to a gross profit of $14.5 million in the first quarter of 2021. Gross profit margin was 58% in the first quarter of 2022 compared to 60% in the first quarter of 2021. Adjusted gross profit margin in the first quarter of 2022 was 61% compared to 60% in the first quarter of 2021, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles.

Operating expenses were $22.5 million for the first quarter of 2022, a 69% increase from $13.4 million in the first quarter of 2021. The increase was primarily due to expenses to support continued growth of the business, including further investments in sales and marketing, R&D, and costs related to operating as a public company.

Loss from operations in the first quarter of 2022 was $2.4 million compared to income of $1.1 million in the first quarter of 2021. Net loss in the first quarter of 2022 was $2.2 million compared to net income of $0.1 million in the first quarter of 2021.

Adjusted EBITDA in the first quarter of 2022 was $1.9 million compared to $1.1 million in the first quarter of 2021, after adjusting for stock-based compensation expense and foreign currency exchange impacts.

2022 Outlook

Cytek Biosciences now expects full year 2022 revenue to be closer to the high end of the range of $160 million to $168 million.

Webcast Information

Cytek will host a conference call to discuss the first quarter 2022 financial results on Wednesday, May 11, 2022, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. A webcast of the conference call can be accessed at investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™

(FSP™) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with exquisite sensitivity. Cytek’s FSP platform includes its core instruments, the Aurora and Northern Lights™ systems, the Aurora CS cell sorter, reagents, software and services to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe.

Other than Cytek’s Northern Lights CLC system, which is available for clinical use in China and the European Union, Cytek’s products are for research use only – not for use in diagnostic procedures or for clinical purposes.

Cytek, Full Spectrum Profiling, FSP and Northern Lights are trademarks or registered trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and corporate Twitter account as channels of distribution of information about its company, products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Cytek may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Cytek’s website, LinkedIn page, and Twitter account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Statement Regarding Use of Non-GAAP Financial Information

Cytek has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month period ended March 31, 2022. Management believes that non-GAAP financial measures, including “Adjusted gross profit margin” and “Adjusted EBITDA” referenced above, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Cytek encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding Cytek Biosciences’ continued drive as it looks to further grow its business over the course of 2022 and its expectations that full year 2022 revenue will be closer to the high end of the range of $160 million to $168 million. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to market conditions; the ongoing COVID-19 pandemic; Cytek Biosciences’ dependence on certain sole and single source suppliers; competition; market acceptance of Cytek Biosciences’ current and potential products; Cytek Biosciences’ ability to manage the growth and complexity of its organization; Cytek Biosciences’ ability to maintain, protect and enhance its intellectual property; and Cytek Biosciences’ ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations. You should refer to the section entitled “Risk Factors” set forth in Cytek Biosciences’ Annual Report on Form 10-K filed with the SEC on March 17, 2022, Cytek Biosciences’ Quarterly Report on Form 10-Q to be filed with the SEC and other filings Cytek Biosciences makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek Biosciences’ forward-looking statements. Although Cytek Biosciences believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are based on information available to Cytek Biosciences as of the date hereof, and Cytek Biosciences disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek Biosciences’ views as of any date subsequent to the date of this press release.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Relations Contact:

Paul D. Goodson

Head of Investor Relations

pgoodson@cytekbio.com

Cytek Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended March 31,
(In thousands, except share and per share data)	2022	2021
Revenue, net:
Product	$31,481	$22,700
Service	3,583	1,572

Total revenue, net	35,064	24,272
Cost of sales:
Product	11,767	7,308
Service	3,120	2,478

Total cost of sales	14,887	9,786

Gross profit	20,177	14,486
Operating expenses:
Research and development	8,025	5,094
Sales and marketing	6,960	4,277
General and administrative	7,549	3,983

Total operating expenses	22,534	13,354

(Loss) income from operations	(2,357)	1,132
Other income (expense):
Interest expense	(590)	(375)
Interest income	18	10
Other expense, net	(374)	(615)

Total other expense, net	(946)	(980)

(Loss) income before income taxes	(3,303)	152
(Benefit from) provision for income taxes	(1,145)	50

Net (loss) income	$(2,158)	$102

Less: net loss allocated to noncontrolling interests	137	—
Less: net income allocated to participating securities	—	(102)

Net (loss) income attributable to common stockholders, basic and diluted	$(2,021)	$—

Net (loss) income attributable to common stockholders per share, basic	$(0.02)	$—

Net (loss) income attributable to common stockholders per share, diluted	$(0.02)	$—

Weighted-average shares used in calculating net (loss) income per share, basic	133,902,523	31,557,473

Weighted-average shares used in calculating net (loss) income per share, diluted	133,902,523	35,757,157

Comprehensive (loss) income:
Net (loss) income	$(2,158)	$102
Foreign currency translation adjustment, net of tax	14	202

Net comprehensive (loss) income	$(2,144)	$304

Cytek Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$362,506	$364,618
Trade accounts receivable, net	30,406	29,760
Inventories	37,982	32,171
Prepaid expenses and other current assets	8,218	5,184

Total current assets	439,112	431,733
Deferred income tax assets, noncurrent	10,688	9,173
Property and equipment, net	6,504	5,851
Operating lease right-of-use assets	13,839	—
Goodwill	10,144	10,144
Intangible assets, net	4,328	4,739
Other noncurrent assets	1,264	1,665

Total assets	$485,879	$463,305

Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Trade accounts payable	$5,971	$3,034
Legal settlement liability, current	1,554	1,463
Accrued expenses	14,640	15,251
Other current liabilities	8,386	6,352
Deferred revenue, current	12,252	7,081

Total current liabilities	42,803	33,181
Legal settlement liability, noncurrent	14,635	13,745
Deferred revenue, noncurrent	7,199	9,790
Operating lease liability, non-current	12,684	—
Other noncurrent liabilities	1,116	1,204

Total liabilities	$78,437	$57,920

Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value; 10,000,000 shares authorized, zero issued and outstanding as of March 31, 2022 and December 31, 2021; aggregate liquidation preference of zero as of March 31, 2022 and December 31, 2021.	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 1,000,000,000 authorized shares as of March 31, 2022 and December 31, 2021, respectively; 134,242,930 and 133,749,663 issued and outstanding shares as of March 31, 2022 and December 31, 2021, respectively.	134	126
Additional paid-in capital	427,818	423,625
Accumulated deficit	(21,627)	(19,606)
Accumulated other comprehensive income	911	897
Noncontrolling interest in consolidated subsidiary	206	343

Total stockholders’ equity	$407,442	$405,385

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$485,879	$463,305

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Three Month Ended March 31,
(In thousands, except per share amounts)	2022	2021
GAAP gross profit	$20,177	$14,486
Stock-based compensation	707	112
Amortization of acquisition-related intangible assets	337	—

Non-GAAP gross profit	$21,221	$14,598

Non-GAAP gross profit %	61%	60%

GAAP operating expenses	$22,534	$13,354
Stock-based compensation	(3,130)	(344)
Amortization of acquisition-related intangible assets	(114)	—

Non-GAAP operating expenses	$19,290	$13,010

GAAP income from operations	$(2,357)	$1,132
Stock-based compensation	3,837	456
Amortization of acquisition-related intangible assets	451	—

Non-GAAP income from operations	$1,931	$1,588

GAAP net income	$(2,158)	$102
Stock-based compensation	3,837	456
Amortization of acquisition-related intangible assets	451	—
Tax effect of items excluded from non-GAAP results	(156)	—

Non-GAAP net income	$1,973	$558

GAAP net income attributable to common stockholders	$(2,021)	$—
Stock-based compensation	3,837	456
Amortization of acquisition-related intangible assets	451	—
Tax effect of items excluded from non-GAAP results	(156)

Non-GAAP net income attributable to common stockholders	$2,110	$456

GAAP net income per share to common stockholders, diluted	$(0.02)	$—
Stock-based compensation per share	0.029	0.01
Amortization of acquisition-related intangible assets	0.003	—
Tax effect of items excluded from non-GAAP results	(0.001)	—

Non-GAAP net income per share to common stockholders, diluted	$0.01	$0.01

Average shares outstanding for calculation of non-GAAP net income per share (diluted)	133,902,523	35,757,157

GAAP Net Income	$(2,158)	$102
Depreciation and Amortization	1,470	167
Provision for (Benefits from) Income Taxes	(1,145)	50
Interest Income	18	10
Interest Expense	(590)	(375)
Foreign currency exchange loss, net	422	663
Stock-based compensation	3,837	456

Adjusted EBITDA	$1,854	$1,073